EXHIBIT 2

JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.001 per share, of Computerized Thermal Imaging, Inc., a Nevada corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 6th day of November 2000.

THERMAL IMAGING, INC.
By:	/s/ David B. Johnston
Name: David B. Johnston Title: President

FUNDING SELECTION, INC.
By:	/s/ Adam Johnston
Name: Adam Johnston Title: President

By:	/s/ David B. Johnston
Name: David B. Johnston

By:	/s/ Adam Johnston
Name: Adam Johnston

By:	/s/ Nathan Johnston
Name: Nathan Johnston